First PacTrust Bancorp Announces Dates for Earnings Release and Conference Call for
2010 Fourth Quarter and Full-Year Results

Company Release — 1/27/2011

CHULA VISTA, Calif.—(BUSINESS WIRE)— First PacTrust Bancorp, Inc. (NASDAQ:FPTB) announced today that it will hold a conference call regarding 2010 fourth quarter and full-year results on Wednesday, February 9, 2011 at 9:00 a.m. PT (12:00 p.m. ET). The conference call will be hosted by First PacTrust President and Chief Executive Officer Gregory Mitchell.

Shareholders, media representatives and other interested parties may participate in the conference call, and are asked to register five minutes prior to the scheduled start time by dialing (866) 509-2785.

The 2010 fourth quarter and full-year results and supplemental material, including a presentation in PDF format, will be distributed after the market closes on February 8, 2011 and will be available on the Company’s Web site at www.firstpactrustbancorp.com .

A replay of the conference call will be available approximately two hours after the end of the conference call through 11:59 P.M. Eastern time February 11, 2011 by calling 1-800-642-1687 or 1-706-645-9291, and then entering Conference ID number 40614148. A transcript and a replay of the conference call will also subsequently be available on the Company’s web site: http://www.firstpactrustbancorp.com, under Investor Relations: Earnings Conference Calls.

Additionally, Mr. Mitchell will be participating in, and will be available to answer questions concerning the Company’s recent financial performance at, the “Fig Partners 2nd Annual West Cost Bank CEO Forum” to be held February 9-10 at the Four Seasons Hotel in San Francisco.

About First PacTrust Bancorp

First PacTrust Bancorp, Inc. is the holding company for Pacific Trust Bank and is headquartered in Chula Vista, California. Pacific Trust Bank currently operates through nine banking offices serving primarily San Diego and Riverside Counties in California.

Forward looking statements

Statements contained herein that reflect the Company’s views about its future performance constitute “forward-looking statements” under the Private Securities Litigation Reform Act of 1995. These views involve risks and uncertainties that are difficult to predict and, accordingly, the Company’s results may differ materially from the results discussed in such forward-looking statements. For an explanation of various factors that may affect our performance, refer to our most recent Annual Report on Form 10-K (particularly the “Risk Factors” section) and to any subsequent Quarterly Reports on Form 10-Q, all of which are on file with the Securities and Exchange Commission. The Company undertakes no obligation to update any forward-looking statements, whether as a result of new information, future events or otherwise. The Company believes that certain non-GAAP performance measures and ratios that may be contained herein, used in managing the business, may provide users of this financial information with additional meaningful comparisons between current results and results in prior periods. Non-GAAP performance measures and ratios should be viewed in addition to, and not as an alternative for, the Company’s reported results under accounting principles generally accepted in the United States. Additional information about the Company is contained in the Company’s filings with the Securities and Exchange Commission and is available on the Company’s web site at www.firstpactrustbancorp.com.

Source: First PacTrust Bancorp, Inc.

Contact:
First PacTrust Bancorp, Inc.
Gregory A. Mitchell, 619-691-1519, ext. 4474
President and CEO